Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.® Prosperity Bank Plaza 4295 San Felipe Houston, Texas 77027	David Zalman Chairman and Chief Executive Officer 281.269.7199 david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

Prosperity Bancshares, Inc.®

REPORTS FOURTH QUARTER

2015 EARNINGS

●	Fourth quarter 2015 earnings per share (diluted) of $1.01
●	Fourth quarter net income of $70.475 million
●	Linked quarter loans increased 2.5% (10.1% annualized)
●	Nonperforming assets remain low at 0.23% of fourth quarter average earning assets
●	Nonperforming assets decreased 10.6% compared with the third quarter 2015
●	Return on fourth quarter average assets (annualized) of 1.30%
●	Return on fourth quarter average tangible common equity of 18.56%
●	Acquisition of Tradition Bancshares, Inc. completed on January 1, 2016

HOUSTON, January 27, 2016. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended December 31, 2015 of $70.475 million or $1.01 per diluted common share. Additionally, nonperforming assets remain low at 0.23% of fourth quarter average earning assets with an annualized return on fourth quarter average assets of 1.30%.

“We were very pleased with our fourth quarter 2015 results and trends,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Net income (excluding purchase accounting adjustments) was $66.147 million for the quarter ended December 31, 2015 compared with $58.499 million for the quarter ended December 31, 2014, an increase of 13.1%. Net income per diluted common share (excluding purchase accounting adjustments) was $0.94 for the three months ended December 31, 2015 compared with $0.84 for the three months ended December 31, 2014, an increase of 11.9%. Our return on average tangible common equity for the quarter ended December 31, 2015 was 18.56%. The reconciliations of these non-GAAP financial measures are included below,” continued Zalman.

“We saw solid organic loan growth during the fourth quarter, as linked quarter loans increased $233.6 million or 2.5% (10.1% annualized) from $9.205 billion at September 30, 2015 to $9.439 billion on December 31, 2015. Our asset quality also improved in the fourth quarter. Nonperforming assets totaled $43.459 million or 0.23% of quarterly average interest-earning assets at December 31, 2015, compared with $48.628 million or 0.26% of quarterly average interest-earning assets at September 30, 2015. This represented a 10.6% reduction in nonperforming assets.”

“Although the Texas economy is challenged by the energy downturn, it is a much more diversified economy than it was in the 1980’s. Texas grew over 120,000 new jobs in 2015, despite the job losses in the oil industry. The medical, petrochemical, auto and technology companies increased jobs, taking up the slack. The Oklahoma and Texas unemployment rates are lower than the U.S. national average and Dallas-Fort Worth and Houston rank among the top five largest metro areas in terms of population and economic output in the U.S. We believe that Texas’ central location, its oil and gas deposits, its proximity to Mexico, its fast growing population, its low cost of doing business, lack of state income tax and its friendly legal climate to business will continue to drive businesses and people to relocate in Texas. Texas ranks number two in the most Fortune 500 companies located in a state.”

“I would like to acknowledge the loss of Dr. William Fagan, a longtime director of Prosperity Bancshares who passed away Sunday. Dr. Fagan joined the Company’s board years ago when Prosperity Bank merged with his bank, Paradigm Bank. He was very loyal, supportive and loved by us all. We will miss him,” concluded Zalman.

Results of Operations for the Three Months Ended December 31, 2015

Net income was $70.475 million for the three months ended December 31, 2015 compared with $78.228 million for the same period in 2014. Net income per diluted common share was $1.01 for the three months ended December 31, 2015 compared with $1.12 for the same period in 2014. Net income (excluding purchase accounting adjustments) was $66.147 million for the quarter ended December 31, 2015 compared with $58.499 million for the quarter ended December 31, 2014, an increase of 13.1%. Net income per diluted common share (excluding purchase accounting adjustments) was $0.94 for the three months ended December 31, 2015 compared with $0.84 for the three months ended December 31, 2014, an increase of 11.9%. The reconciliation of these non-GAAP financial measures is shown on page 12. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2015 were 1.30%, 8.17% and 18.56%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 42.58% for the three months ended December 31, 2015.

Net interest income before provision for credit losses for the quarter ended December 31, 2015 was $153.258 million compared with $177.751 million during the same period in 2014. This change was primarily due to a decrease in loan discount accretion of $20.751 million for the quarter ended December 31, 2015 compared with the quarter ended December 31, 2014. Linked quarter net interest income before provision for credit losses was $153.258 million for the three months ended December 31, 2015 compared with $156.108 million for the three months ended September 30, 2015. This change was primarily due to a decrease in loan discount accretion of $3.195 million for the quarter ended December 31, 2015 compared with the quarter ended September 30, 2015. The net interest margin on a tax equivalent basis was 3.24% for the three months ended December 31, 2015, compared with 3.89% for the same period in 2014 and 3.30% for the three months ended September 30, 2015. This change was primarily due to the decrease in loan discount accretion and lower yields on average interest-earning assets for the three months ended December 31, 2015. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.11% for the three months ended December 31, 2015, compared with 3.25% for the same period in 2014 and 3.10% for the three months ended September 30, 2015. The reconciliation of these non-GAAP financial measures is shown on page 12.

Noninterest income was $30.283 million for the three months ended December 31, 2015 compared with $29.380 million for the same period in 2014. This change was primarily due to the net gain on sale of assets and other noninterest income. On a linked quarter basis, noninterest income decreased $1.497 million or 4.7% compared with the quarter ended September 30, 2015. This was primarily due to a decrease in mortgage income and other noninterest income.

Noninterest expense was $77.909 million for the three months ended December 31, 2015 compared with $84.036 million for the same period in 2014. This change was primarily due to a decrease in regulatory assessments, salary and benefits expense and net occupancy and equipment expense. On a linked quarter basis, noninterest expense increased $1.479 million or 1.9% compared with the quarter ended September 30, 2015. This was primarily due to an increase in salary and benefits expense and other noninterest expense, partially offset by a decrease in FDIC insurance for the three months ended December 31, 2015.

Results of Operations for the Year Ended December 31, 2015

Net income was $286.646 million for the year ended December 31, 2015 compared with $297.441 million for the same period in 2014. Net income per diluted common share was $4.09 for the year ended December 31, 2015 compared with $4.32 for the same period in 2014. Net income (excluding purchase accounting adjustments) was $255.479 million for the year ended December 31, 2015 compared with $236.157 million for the year ended December 31, 2014, an increase of 8.2%. Net income per diluted common share (excluding purchase accounting adjustments) was $3.65 for the year ended December 31, 2015 compared with $3.43 for the year ended December 31, 2014, an increase of 6.4%. The reconciliation of these non-GAAP financial measures is shown on page 12. Returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2015 were 1.33%, 8.51% and 19.98%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 41.87% for the year ended December 31, 2015.

Net interest income before provision for credit losses for the year ended December 31, 2015 was $630.510 million compared with $671.154 million for the same period in 2014. The change was primarily due to a decrease of $43.753 million in loan discount accretion partially offset by lower rates paid on average interest-bearing liabilities for the year ended December 31, 2015. The net interest margin on a tax equivalent basis for the year ended December 31, 2015 decreased to 3.38% compared with 3.80% for the same period in 2014. This was primarily due to a decrease in loan discount accretion and lower yields on average interest-earning assets partially offset by lower rates paid on average interest-bearing liabilities for the year ended December 31, 2015. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.13% for the year ended December 31, 2015 compared with 3.29% for the same period in 2014. The reconciliation of these non-GAAP financial measures is shown on page 12.

Noninterest income was $120.781 million for the year ended December 31, 2015 compared with $120.832 million for the same period in 2014. Noninterest expense was $313.536 million for the year ended December 31, 2015 compared with $327.962 million for the same period in 2014. This change was primarily due to a decrease in salary and benefits expense and other noninterest expense.

Balance Sheet Information

At December 31, 2015, Prosperity had $22.037 billion in total assets, an increase of $529.483 million or 2.5%, compared with $21.508 billion at December 31, 2014.

Loans at December 31, 2015 were $9.439 billion, an increase of $194.406 million or 2.1%, compared with $9.244 billion at December 31, 2014. Linked quarter loans increased $233.601 million or 2.5% (10.1% annualized) from $9.205 billion at September 30, 2015.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At December 31, 2015, oil and gas loans totaled $399.084 million or 4.2% of total loans, of which $178.614 million were production loans and $220.470 million were servicing loans compared with total oil and gas loans of $500.409 million or 5.4% of total loans at December 31, 2014, of which $271.972 million were production loans and $228.437 million were servicing loans.

Deposits at December 31, 2015 were $17.681 billion, a decrease of $12.039 million or 0.1%, compared with $17.693 billion at December 31, 2014. Linked quarter deposits increased $741.182 million or 4.4% (17.3% annualized) from $16.940 billion at September 30, 2015.

Asset Quality

Nonperforming assets totaled $43.459 million or 0.23% of quarterly average interest-earning assets at December 31, 2015, compared with $36.919 million or 0.20% of quarterly average interest-earning assets at December 31, 2014, and $48.628 million or 0.26% of quarterly average interest-earning assets at September 30, 2015. On a linked quarter basis, nonperforming assets decreased $5.169 million or 10.6%. The allowance for credit losses was 0.86% of total loans at December 31, 2015, 0.87% of total loans at December 31, 2014 and 0.88% of total loans at September 30, 2015. Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 1.01% of remaining loans as of December 31, 2015, compared with 1.14% at December 31, 2014 and 1.06% at September 30, 2015. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $500 thousand for the three months ended December 31, 2015 compared with $6.350 million for the three months ended December 31, 2014 and $5.310 million for the three months ended September 30, 2015. The provision for credit losses was $7.560 million for the year ended December 31, 2015 compared with $18.275 million for the year ended December 31, 2014.

Net charge-offs were $119 thousand for the three months ended December 31, 2015 compared with $3.201 million for the three months ended December 31, 2014 and $5.279 million for the three months ended September 30, 2015. Net charge-offs were $6.938 million for the year ended December 31, 2015 compared with $4.795 million for the year ended December 31, 2014.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 27, 2016 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2015 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 6167440.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “Investor Relations” tab and then the “Presentations & Calls” link.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Further, as a result of acquisitions, and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to page 12 and to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. (“Prosperity Bancshares”) declared a first quarter cash dividend of $0.30 per share, to be paid on April 1, 2016 to all shareholders of record as of March 18, 2016.

Acquisition of Tradition Bancshares, Inc.

On January 1, 2016, Prosperity Bancshares completed the acquisition of Tradition Bancshares, Inc. (“Tradition”) and its wholly-owned subsidiary Tradition Bank headquartered in Houston, Texas. Tradition Bank operated 7 banking offices in the Houston, Texas area, including its main office in Bellaire, 3 banking centers in Katy and 1 banking center in The Woodlands. As of December 31, 2015, Tradition, on a consolidated basis, reported total assets of $547.963 million, total loans of $253.315 million, total deposits of $488.928 million and shareholders’ equity of $43.103 million.

Under the terms of the definitive agreement, Prosperity Bancshares issued 679,528 shares of Prosperity Bancshares common stock plus $39.0 million in cash for all outstanding shares of Tradition capital stock. As the acquisition was completed after year end, such information is not included in the quarter ended December 31, 2015 financial results.

Prosperity Bancshares, Inc. ®

As of December 31, 2015, Prosperity Bancshares, Inc. ® is a $22.037 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services and Mobile Banking.

Including the former Tradition Bank locations, Prosperity currently operates 248 full-service banking locations: 67 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 36 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

Bryan/College Station Area -

Bryan

Bryan-29th Street

Bryan-East

Bryan-North

Caldwell

College Station

Crescent Point

Hearne

Huntsville

Madisonville

Navasota

New Waverly

Rock Prairie

Southwest Parkway

Tower Point

Wellborn Road

Central Texas Area -

Austin -

Allandale

Cedar Park

Congress

Lakeway

Liberty Hill

Northland

Oak Hill

Research Blvd

Westlake

Other Central Texas Locations -

Bastrop

Canyon Lake

Dime Box

Dripping Springs

Elgin

Flatonia

Georgetown

Gruene

Kingsland

La Grange

Lexington

New Braunfels

Pleasanton

Round Rock

San Antonio

Schulenburg

Seguin

Smithville

Thorndale

Weimar

Dallas/Fort Worth Area -

Dallas -

Abrams Centre

Balch Springs

Camp Wisdom

Cedar Hill

Dallas – Central Expressway

Forest Park

Frisco

Frisco-West

Kiest

McKinney

McKinney-Stonebridge

Midway

Northwest Highway

Plano

Preston Forest

Preston Road

Red Oak

Sachse

The Colony

Turtle Creek

Westmoreland

Fort Worth -

Haltom City

Keller

Roanoke

Stockyards

Other Dallas/Fort Worth

Locations -

Arlington

Azle

Ennis

Gainesville

Glen Rose

Granbury

Mesquite

Muenster

Sanger

Waxahachie

Weatherford

East Texas Area -

Athens

Blooming Grove

Canton

Carthage

Corsicana

Crockett

Eustace

Gilmer

Grapeland

Gun Barrel City

Jacksonville

Kerens

Longview

Mount Vernon

Palestine

Rusk

Seven Points

Teague

Tyler-Beckham

Tyler-South Broadway

Tyler-University

Winnsboro

Houston Area -

Houston -

Aldine

Alief

Bellaire

Bellaire (Tradition)

Beltway

Clear Lake

Copperfield

Cypress

Downtown

Eastex

Fairfield

First Colony

Fry Road

Gessner

Gladebrook

Grand Parkway

Heights

Highway 6 West

Little York

Medical Center

Memorial Drive

Northside

Pasadena

Pecan Grove

Pin Oak

River Oaks

Sugar Land

SW Medical Center

Tanglewood

The Plaza

Uptown

Waugh Drive

Westheimer

West University

Woodcreek

Other Houston Area

Locations -

Angleton

Bay City

Beaumont

Cinco Ranch

Cleveland

East Bernard

El Campo

Dayton

Galveston

Groves

Hempstead

Hitchcock

Katy

Katy-Spring Green

Liberty

Magnolia

Magnolia Parkway

Mont Belvieu

Nederland

Needville

Rosenberg

Shadow Creek

Spring

The Woodlands-College Park

The Woodlands-I-45

The Woodlands-Research Forest

Tomball

Waller

West Columbia

Wharton

Winnie

Wirt

South Texas Area -

Corpus Christi -

Airline

Calallen

Carmel

Northwest

Saratoga

Timbergate

Water Street

Other South Texas

Locations -

Alice

Aransas Pass

Beeville

Colony Creek

Cuero

Edna

Goliad

Gonzales

Hallettsville

Kingsville

Mathis

Padre Island

Palacios

Port Lavaca

Portland

Rockport

Sinton

Taft

Victoria

Victoria-Navarro

Victoria-North

Yoakum

Yorktown

West Texas Area -

Abilene -

Antilley Road

Barrow Street

Cypress Street

Judge Ely

Mockingbird

Lubbock -

4th Street

66th Street

82nd Street

86th Street

98th Street

Avenue Q

North University

Texas Tech Student Union

Midland -

Wadley

Wall Street

Odessa -

Grandview

Grant

Kermit Highway

Parkway

Other West Texas Locations -

Big Spring

Brownfield

Brownwood

Cisco

Comanche

Early

Floydada

Gorman

Levelland

Littlefield

Merkel

Plainview

San Angelo

Slaton

Snyder

Oklahoma

Central Oklahoma-

23rd Street

Edmond

Expressway

I-240

Memorial

Norman

Tulsa-

Garnett

Harvard

Memorial

Owasso

Sheridan

S. Harvard

Utica Tower

Yale

- - -

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather. These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2014 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Balance Sheet Data (at period end)
Total loans	$9,438,589	$9,204,988	$9,114,335	$9,166,005	$9,244,183
Investment securities(A)	9,502,427	9,530,761	9,698,079	9,579,496	9,045,776
Federal funds sold	1,418	996	1,451	1,639	569
Allowance for credit losses	(81,384)	(81,003)	(80,972)	(80,963)	(80,762)
Cash and due from banks	562,544	300,230	353,047	352,642	677,285
Goodwill	1,868,827	1,881,955	1,881,955	1,881,955	1,874,191
Core deposit intangibles, net	49,417	51,712	54,068	56,458	58,947
Other real estate owned	2,963	3,271	2,806	3,010	3,237
Fixed assets, net	267,996	271,650	275,347	276,468	281,549
Other assets	424,419	402,676	386,171	370,149	402,758
Total assets	$22,037,216	$21,567,236	$21,686,287	$21,606,859	$21,507,733

Noninterest-bearing deposits	$5,136,579	$5,093,175	$5,040,628	$5,038,436	$4,936,420
Interest-bearing deposits	12,544,540	11,846,762	11,961,036	12,522,916	12,756,738
Total deposits	17,681,119	16,939,937	17,001,664	17,561,352	17,693,158
Other borrowings	491,399	786,571	886,741	331,914	8,724
Securities sold under repurchase agreements	315,253	310,038	334,189	318,418	315,523
Junior subordinated debentures	-	-	-	-	167,531
Other liabilities	86,535	119,451	106,408	93,314	77,971
Total liabilities	18,574,306	18,155,997	18,329,002	18,304,998	18,262,907
Shareholders' equity(B)	3,462,910	3,411,239	3,357,285	3,301,861	3,244,826
Total liabilities and equity	$22,037,216	$21,567,236	$21,686,287	$21,606,859	$21,507,733

(A) Includes $3,138, $3,788, $4,655, $5,296 and $5,737 in unrealized gains on available for sale securities for the quarterly periods ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

(B) Includes $2,040, $2,462, $3,026, $3,442 and $3,729 in after-tax unrealized gains on available for sale securities for the quarterly periods ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

Income Statement Data
Interest income:
Loans	$114,234	$116,911	$119,404	$124,878	$139,396	$475,427	$525,716
Securities(C)	48,301	48,610	48,530	48,562	47,108	194,003	188,744
Federal funds sold and other earning assets	37	22	47	165	74	271	335
Total interest income	162,572	165,543	167,981	173,605	186,578	669,701	714,795

Interest expense:
Deposits	8,575	8,753	9,169	9,577	7,326	36,074	37,871
Other borrowings	541	473	365	129	200	1,508	772
Securities sold under repurchase agreements	198	209	208	203	202	818	938
Junior subordinated debentures	-	-	-	791	1,099	791	4,060
Total interest expense	9,314	9,435	9,742	10,700	8,827	39,191	43,641
Net interest income	153,258	156,108	158,239	162,905	177,751	630,510	671,154
Provision for credit losses	500	5,310	500	1,250	6,350	7,560	18,275
Net interest income after provision for credit losses	152,758	150,798	157,739	161,655	171,401	622,950	652,879

Noninterest income:
Nonsufficient funds (NSF) fees	8,974	9,082	8,310	7,918	9,345	34,284	37,048
Credit card, debit card and ATM card income	5,938	5,955	6,003	5,638	5,786	23,534	22,889
Service charges on deposit accounts	4,289	4,438	4,189	4,179	4,263	17,095	16,452
Trust income	1,988	1,986	2,047	2,009	2,165	8,030	8,108
Mortgage income	1,289	1,770	1,513	1,148	1,049	5,720	4,264
Brokerage income	1,407	1,596	1,541	1,409	1,455	5,953	5,868
Bank owned life insurance income	1,394	1,384	1,390	1,380	1,392	5,548	5,189
Net gain on sale of assets	581	173	270	1,379	24	2,403	4,658
Other noninterest income	4,423	5,396	5,034	3,361	3,901	18,214	16,356
Total noninterest income	30,283	31,780	30,297	28,421	29,380	120,781	120,832

Noninterest expense:
Salaries and benefits	48,500	46,587	47,819	49,966	49,557	192,872	199,270
Net occupancy and equipment	5,774	6,088	5,812	5,964	6,620	23,638	24,756
Credit and debit card, data processing and software amortization	3,996	3,924	4,045	3,817	4,553	15,782	15,790
Regulatory assessments and FDIC insurance	2,460	3,366	4,253	4,354	4,354	14,433	15,017
Core deposit intangibles amortization	2,295	2,356	2,390	2,489	2,667	9,530	9,940
Depreciation	3,310	3,313	3,420	2,916	3,491	12,959	13,730
Communications	2,814	2,663	2,835	2,809	2,993	11,121	11,609
Other real estate expense	241	123	129	132	363	625	1,019
Net (gain) loss on sale of other real estate	52	(68)	(32)	14	(726)	(34)	(2,040)
Other noninterest expense	8,467	8,078	9,064	7,001	10,164	32,610	38,871
Total noninterest expense	77,909	76,430	79,735	79,462	84,036	313,536	327,962
Income before income taxes	105,132	106,148	108,301	110,614	116,745	430,195	445,749
Provision for income taxes	34,657	35,550	36,369	36,973	38,517	143,549	148,308
Net income available to common shareholders	$70,475	$70,598	$71,932	$73,641	$78,228	$286,646	$297,441

(C) Interest income on securities was reduced by net premium amortization of $13,775, $14,845, $15,466, $14,144 and $13,031 for the three month periods ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively, and $58,230 and $51,679 for the years ended December 31, 2015 and December 31, 2014, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended									Year-to-Date
	Dec 31, 2015		Sep 30, 2015		Jun 30, 2015		Mar 31, 2015		Dec 31, 2014	Dec 31, 2015		Dec 31, 2014

Profitability
Net income	$70,475		$70,598		$71,932		$73,641		$78,228	$286,646		$297,441

Basic earnings per share	$1.01		$1.01		$1.03		$1.05		$1.12	$4.09		$4.32
Diluted earnings per share	$1.01		$1.01		$1.03		$1.05		$1.12	$4.09		$4.32

Return on average assets (D)	1.30%		1.30%		1.33%		1.37%		1.48%	1.33%		1.44%
Return on average common equity (D)	8.17%		8.31%		8.61%		8.98%		9.70%	8.51%		9.66%
Return on average tangible common equity (D) (E)	18.56%		19.30%		20.49%		21.84%		23.87%	19.98%		24.24%
Tax equivalent net interest margin (F)	3.24%		3.30%		3.39%		3.57%		3.89%	3.38%		3.80%
Efficiency ratio(G)	42.58%		40.72%		42.35%		41.83%		40.78%	41.87%		41.81%

Liquidity and Capital Ratios
Equity to assets	15.71%		15.82%		15.48%		15.28%		15.09%	15.71%		15.09%
Common equity tier 1 capital(H)	13.55%		13.37%		12.91%		12.40%		N/A	13.55%		N/A
Tier 1 risk-based capital	13.55%	(I)	13.37%	(I)	12.91%	(I)	12.40%	(I)	13.80%	13.55%	(I)	13.80%
Total risk-based capital	14.25%	(I)	14.09%	(I)	13.63%	(I)	13.14%	(I)	14.56%	14.25%	(I)	14.56%
Tier 1 leverage capital	7.97%	(I)	7.65%	(I)	7.35%	(I)	6.96%	(I)	7.69%	7.97%	(I)	7.69%
Period end tangible equity to period end tangible assets(E)	7.68%		7.53%		7.20%		6.93%		6.70%	7.68%		6.70%

Other Data
Shares used in computed earnings per share
Basic	70,021		70,041		70,037		70,034		69,768	70,033		68,855
Diluted	70,032		70,053		70,053		70,055		69,796	70,049		68,911
Period end shares outstanding	70,022		70,040		70,040		70,024		69,780	70,022		69,780
Cash dividends paid per common share	$0.3000		$0.2725		$0.2725		$0.2725		$0.2725	$1.1175		$0.9925
Book value per share	$49.45		$48.70		$47.93		$47.15		$46.50	$49.45		$46.50
Tangible book value per share(E)	$22.06		$21.10		$20.29		$19.47		$18.80	$22.06		$18.80

Common Stock Market Price
High	$57.04		$59.97		$59.30		$55.88		$61.15	$59.97		$67.68
Low	46.23		43.76		50.91		45.01		52.62	43.76		52.62
Period end closing price	47.86		49.11		57.74		52.48		55.36	47.86		55.36
Employees – FTE	3,037		3,051		3,065		3,081		3,096	3,037		3,096
Number of banking centers	241		244		245		244		245	241		245

(D) Interim periods annualized.
(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.
(F) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets. Additionally, taxes are not part of this calculation.

(H) Common equity tier 1 capital ratio is a new ratio required under the Basel III Capital Rules effective January 1, 2015.
(I) Calculated pursuant to the phase-in provisions of the Basel III Capital Rules.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2015				Sep 30, 2015				Dec 31, 2014
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)

Interest-Earning Assets:
Loans	$9,322,399	$114,234	4.86%		$9,156,679	$116,911	5.07%		$9,325,330	$139,396	5.93%
Investment securities	9,524,084	48,301	2.01%	(J)	9,706,373	48,610	1.99%	(J)	8,835,176	47,108	2.12%	(J)
Federal funds sold and other earning assets	65,695	37	0.22%		55,000	22	0.16%		143,705	74	0.20%
Total interest-earning assets	18,912,178	$162,572	3.41%		18,918,052	$165,543	3.47%		18,304,211	$186,578	4.04%
Allowance for credit losses	(81,230)				(80,793)				(76,948)
Noninterest-earning assets	2,854,168				2,819,150				2,883,029
Total assets	$21,685,116				$21,656,409				$21,110,292

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,767,138	$2,005	0.21%		$3,663,114	$1,961	0.21%		$3,546,825	$2,068	0.23%
Savings and money market deposits	5,511,240	3,317	0.24%		5,492,326	3,392	0.24%		5,442,568	3,301	0.24%
Certificates and other time deposits	2,560,527	3,253	0.50%		2,685,346	3,400	0.50%		3,083,047	1,957	0.25%
Other borrowings	839,164	541	0.26%		886,787	473	0.21%		168,167	200	0.47%
Securities sold under repurchase agreements	314,278	198	0.25%		331,286	209	0.25%		323,882	202	0.25%
Junior subordinated debentures	—	—	—		—	—	—		167,531	1,099	2.60%
Total interest-bearing liabilities	12,992,347	9,314	0.28%	(K)	13,058,859	9,435	0.29%	(K)	12,732,020	8,827	0.28%	(K)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,124,630				5,078,234				5,045,097
Other liabilities	116,860				121,360				106,222
Total liabilities	18,233,837				18,258,453				17,883,339
Shareholders' equity	3,451,279				3,397,956				3,226,953
Total liabilities and shareholders' equity	$21,685,116				$21,656,409				$21,110,292

Net interest income and margin		$153,258	3.22%			$156,108	3.27%			$177,751	3.85%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,412				1,463				1,836

Net interest income and margin (tax equivalent basis)		$154,670	3.24%			$157,571	3.30%			$179,587	3.89%

(J) Yield on securities was impacted by net premium amortization of $13,775, $14,845 and $13,031 for the three month periods ended December 31, 2015, September 30, 2015 and December 31, 2014, respectively.

(K) Total cost of funds, including noninterest bearing deposits, was 0.20%, 0.21% and 0.20% for the three months ended December 31, 2015, September 30, 2015 and December 31, 2014, respectively.
(L) Annualized and based on an actual/365 day basis.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	December 31, 2015				December 31, 2014
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)

Interest-Earning Assets:
Loans	$9,200,765	$475,427		5.17%	$8,988,069	$525,716		5.85%
Investment securities	9,541,443	194,003	2.03%	(M)	8,723,011	188,744	2.16%	(M)
Federal funds sold and other earning assets	116,283	271		0.23%	143,754	335		0.23%
Total interest-earning assets	18,858,491	$669,701		3.55%	17,854,834	$714,795		4.00%
Allowance for credit losses	(80,894)				(72,714)
Noninterest-earning assets	2,841,007				2,814,809
Total assets	$21,618,604				$20,596,929

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,873,495	$8,776		0.23%	$3,516,987	$8,561		0.24%
Savings and money market deposits	5,505,524	13,488		0.24%	5,355,967	13,406		0.25%
Certificates and other time deposits	2,754,466	13,810		0.50%	3,129,710	15,904		0.51%
Other borrowings	623,441	1,508		0.24%	144,570	772		0.53%
Securities sold under repurchase agreements	329,745	818		0.25%	361,025	938		0.26%
Junior subordinated debentures	29,443	791		2.69%	154,902	4,060		2.62%
Total interest-bearing liabilities	13,116,114	39,191	0.30%	(N)	12,663,161	43,641	0.34%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,024,379				4,687,680
Other liabilities	109,323				165,764
Total liabilities	18,249,816				17,516,605
Shareholders' equity	3,368,788				3,080,324
Total liabilities and shareholders' equity	$21,618,604				$20,596,929

Net interest income and margin		$630,510		3.34%		$671,154		3.76%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		6,102				7,968

Net interest income and margin (tax equivalent basis)		$636,612		3.38%		$679,122		3.80%

(M) Yield on securities was impacted by net premium amortization of $58,230 and $51,679 for the years ended December 31, 2015 and 2014, respectively.
(N) Total cost of funds, including noninterest bearing deposits, was 0.22% and 0.25% for the years ended December 31, 2015 and 2014, respectively.
(O) Annualized and based on an actual/365 day basis.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended					Year -to-Date
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Adjustment to Loan Yield (P)
Interest on loans, as reported	$114,234	$116,911	$119,404	$124,878	$139,396	$475,427	$525,716
Purchase accounting adjustment- loan discount accretion
ASC 310-20	(6,066)	(7,060)	(10,388)	(10,714)	(14,857)	(34,228)	(64,655)
ASC 310-30	(1,773)	(3,974)	(3,214)	(8,933)	(13,733)	(17,894)	(31,220)
Total	(7,839)	(11,034)	(13,602)	(19,647)	(28,590)	(52,122)	(95,875)
Interest on loans excluding discount accretion	$106,395	$105,877	$105,802	$105,231	$110,806	$423,305	$429,841
Average loans	$9,322,399	$9,156,679	$9,133,625	$9,189,380	$9,325,330	$9,200,765	$8,988,069
Loan yield excluding purchase accounting adjustment	4.53%	4.59%	4.65%	4.64%	4.71%	4.60%	4.78%
Loan yield, as reported	4.86%	5.07%	5.24%	5.51%	5.93%	5.17%	5.85%

Adjustment to Securities Yield (P)
Interest on securities, as reported	$48,301	$48,610	$48,530	$48,562	$47,108	$194,003	$188,744
Purchase accounting adjustment-securities amortization	1,578	1,565	1,579	1,647	1,590	6,369	6,590
Interest on securities excluding amortization	$49,879	$50,175	$50,109	$50,209	$48,698	$200,372	$195,334
Average securities	$9,524,084	$9,706,373	$9,688,961	$9,241,434	$8,835,176	$9,541,443	$8,723,011
Securities yield excluding purchase accounting adjustment	2.08%	2.05%	2.07%	2.20%	2.19%	2.10%	2.24%
Securities yield, as reported	2.01%	1.99%	2.01%	2.13%	2.12%	2.03%	2.16%

Adjustment to Time Deposits Yield (P)
Interest on time deposits, as reported	$3,253	$3,400	$3,568	$3,589	$1,957	$13,810	$15,904
Purchase accounting adjustment-time deposit amortization	195	220	220	420	2,443	1,055	2,556
Interest on time deposits excluding amortization	$3,448	$3,620	$3,788	$4,009	$4,400	$14,865	$18,460
Average time deposits	$2,560,527	$2,685,346	$2,821,058	$2,956,038	$3,083,047	$2,754,466	$3,129,710
Time deposits yield excluding purchase accounting adjustment	0.53%	0.53%	0.54%	0.55%	0.57%	0.54%	0.59%
Time deposits yield, as reported	0.50%	0.50%	0.51%	0.49%	0.25%	0.50%	0.51%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield) (P)	3.11%	3.10%	3.13%	3.17%	3.25%	3.13%	3.29%

Net Interest Margin (tax equivalent basis), as reported	3.24%	3.30%	3.39%	3.57%	3.89%	3.38%	3.80%

Net income available to common shareholders, as reported	$70,475	$70,598	$71,932	$73,641	$78,228	$286,646	$297,441
Less: Purchase accounting adjustments, net of tax (Q)	(4,328)	(6,444)	(8,132)	(12,263)	(19,729)	(31,167)	(61,284)
Net income available to common shareholders, excluding purchase accounting adjustments (P)	$66,147	$64,154	$63,800	$61,378	$58,499	$255,479	$236,157

Basic earnings per share, excluding purchase accounting adjusments (P)	$0.94	$0.92	$0.91	$0.88	$0.84	$3.65	$3.43
Diluted earnings per share, excluding purchase accounting adjustments (P)	$0.94	$0.92	$0.91	$0.88	$0.84	$3.65	$3.43

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Sep 30, 2015	Balance at Dec 31, 2015	Balance at Acquisition Date	Balance at Sep 30, 2015	Balance at Dec 31, 2015	Balance at Acquisition Date		Balance at Sep 30, 2015	Balance at Dec 31, 2015
Loan marks:
Acquired banks (R)	$225,589	$60,819	$54,734	$131,906	$41,814	$39,976	$357,495		$102,633	$94,710

Acquired portfolio loan balances:
Acquired banks (R)	5,456,934	1,560,730	1,430,501	255,846	83,272	79,802	5,712,780	(S)	1,644,002	1,510,303

Acquired portfolio loan balances less loan marks	$5,231,345	$1,499,911	$1,375,767	$123,940	$41,458	$39,826	$5,355,285		$1,541,369	$1,415,593

(P) Non-GAAP financial measure.

(Q) Using effective tax rate of 33.0%, 33.5%, 33.6%, 33.4% and 33.0% for the three month periods ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively, and 33.4% and 33.3% for the years ended December 31, 2015 and 2014, respectively.

(R) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank and The F&M Bank & Trust Company.
(S) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
YIELD TREND

Interest-Earning Assets:
Loans	4.86%	5.07%	5.24%	5.51%	5.93%
Investment securities (T)	2.01%	1.99%	2.01%	2.13%	2.12%
Federal funds sold and other earning assets	0.22%	0.16%	0.24%	0.25%	0.20%
Total interest-earning assets	3.41%	3.47%	3.56%	3.77%	4.04%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.21%	0.21%	0.23%	0.25%	0.23%
Savings and money market deposits	0.24%	0.24%	0.25%	0.25%	0.24%
Certificates and other time deposits	0.50%	0.50%	0.51%	0.49%	0.25%
Other borrowings	0.26%	0.21%	0.21%	0.73%	0.47%
Securities sold under repurchase agreements	0.25%	0.25%	0.25%	0.24%	0.25%
Junior subordinated debentures	—	—	—	2.69%	2.60%
Total interest-bearing liabilities	0.28%	0.29%	0.30%	0.33%	0.28%

Net Interest Margin	3.22%	3.27%	3.36%	3.53%	3.85%
Net Interest Margin (tax equivalent)	3.24%	3.30%	3.39%	3.57%	3.89%

(T) Yield on securities was impacted by net premium amortization of $13,775, $14,845, $15,466, $14,144 and $13,031 for the three month periods ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	March 31, 2015	Dec 31, 2014
Balance Sheet Averages
Total loans	$9,322,399	$9,156,679	$9,133,625	$9,189,380	$9,325,330
Investment securities	9,524,084	9,706,373	9,688,961	9,241,434	8,835,176
Federal funds sold and other earning assets	65,695	55,000	79,659	267,672	143,705
Total interest-earning assets	18,912,178	18,918,052	18,902,245	18,698,486	18,304,211
Allowance for credit losses	(81,230)	(80,793)	(80,868)	(80,681)	(76,948)
Cash and due from banks	257,986	237,191	241,110	284,395	273,503
Goodwill	1,881,812	1,881,955	1,881,955	1,874,274	1,883,654
Core deposit intangibles, net	50,545	52,909	55,245	57,687	43,157
Other real estate	3,014	3,096	2,972	3,536	4,843
Fixed assets, net	270,800	273,818	276,761	280,515	282,827
Other assets	390,011	370,181	359,601	371,295	395,045
Total assets	$21,685,116	$21,656,409	$21,639,021	$21,489,507	$21,110,292

Noninterest-bearing deposits	$5,124,630	$5,078,234	$4,992,301	$4,899,279	$5,045,097
Interest-bearing demand deposits	3,767,138	3,663,114	3,891,682	4,178,883	3,546,825
Savings and money market deposits	5,511,240	5,492,326	5,476,931	5,542,081	5,442,568
Certificates and other time deposits	2,560,527	2,685,346	2,821,058	2,956,038	3,083,047
Total deposits	16,963,535	16,919,020	17,181,972	17,576,281	17,117,537
Other borrowings	839,164	886,787	684,371	72,118	168,167
Securities sold under repurchase agreements	314,278	331,286	333,220	340,469	323,882
Junior subordinated debentures	-	-	-	119,408	167,531
Other liabilities	116,860	121,360	98,133	100,648	106,222
Shareholders' equity	3,451,279	3,397,956	3,341,325	3,280,583	3,226,953
Total liabilities and equity	$21,685,116	$21,656,409	$21,639,021	$21,489,507	$21,110,292

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2015		Sep 30, 2015		Jun 30, 2015		Mar 31, 2015		Dec 31, 2014
Period End Balances

Loan Portfolio
Commercial and other	$1,403,378	14.9%	$1,372,737	14.9%	$1,341,213	14.7%	$1,390,068	15.2%	$1,452,536	15.7%
Construction	1,073,198	11.4%	1,072,985	11.7%	1,068,056	11.7%	1,040,845	11.3%	1,026,475	11.1%
1-4 family residential	2,360,798	25.0%	2,318,841	25.2%	2,289,114	25.1%	2,272,788	24.8%	2,250,251	24.4%
Home equity	279,867	2.9%	277,744	3.0%	273,538	3.0%	269,894	2.9%	271,930	2.9%
Commercial real estate	3,131,083	33.2%	2,992,726	32.5%	2,958,239	32.5%	3,021,656	33.0%	3,030,340	32.8%
Agriculture (includes farmland)	648,818	6.9%	618,563	6.7%	600,745	6.6%	556,839	6.1%	551,646	6.0%
Consumer	142,363	1.5%	146,216	1.6%	149,991	1.6%	152,077	1.7%	160,596	1.7%
Energy Loans	399,084	4.2%	405,176	4.4%	433,439	4.8%	461,838	5.0%	500,409	5.4%
Total loans	$9,438,589		$9,204,988		$9,114,335		$9,166,005		$9,244,183

Deposit Types
Noninterest-bearing DDA	$5,136,579	29.1%	$5,093,175	30.1%	$5,040,628	29.7%	$5,038,436	28.7%	$4,936,420	27.9%
Interest-bearing DDA	4,481,575	25.3%	3,604,798	21.3%	3,746,939	22.0%	4,038,690	23.0%	4,260,038	24.1%
Money market	3,639,187	20.6%	3,716,094	21.9%	3,607,000	21.2%	3,773,011	21.5%	3,680,711	20.8%
Savings	1,940,855	11.0%	1,896,725	11.2%	1,853,322	10.9%	1,828,790	10.4%	1,784,889	10.1%
Certificates and other time deposits	2,482,923	14.0%	2,629,145	15.5%	2,753,775	16.2%	2,882,425	16.4%	3,031,100	17.1%
Total deposits	$17,681,119		$16,939,937		$17,001,664		$17,561,352		$17,693,158

Loan to Deposit Ratio	53.4%		54.3%		53.6%		52.2%		52.2%

Construction Loans
Single family residential construction	$353,706	32.9%	$351,169	32.6%	$354,211	33.0%	$356,081	34.1%	$329,797	32.0%
Land development	88,239	8.2%	84,040	7.8%	84,864	7.9%	89,403	8.5%	84,051	8.2%
Raw land	153,274	14.3%	143,955	13.4%	145,885	13.6%	129,470	12.4%	106,058	10.3%
Residential lots	130,596	12.1%	131,793	12.3%	127,671	11.9%	128,064	12.2%	148,763	14.4%
Commercial lots	87,375	8.1%	84,162	7.8%	87,719	8.2%	92,677	8.9%	89,565	8.7%
Commercial construction and other	262,783	24.4%	281,231	26.1%	271,833	25.4%	249,504	23.9%	272,723	26.4%
Net unaccreted discount	(2,775)		(3,365)		(4,127)		(4,354)		(4,482)
Total construction loans	$1,073,198		$1,072,985		$1,068,056		$1,040,845		$1,026,475

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2015

Collateral Type	Houston	Dallas	Austin	OK City	Tulsa	Other (U)	Total
Shopping center/retail	$163,362	$45,874	$27,793	$29,491	$23,365	$120,964	$410,849
Commercial & industrial buildings	78,431	31,714	6,557	7,692	9,887	61,756	196,037
Office buildings	58,735	135,081	21,174	24,569	7,912	74,155	321,626
Medical buildings	48,905	17,971	56	9,748	8,310	51,103	136,093
Apartment buildings	45,817	10,803	13,392	16,989	10,459	105,049	202,509
Hotel	23,039	33,435	12,004	28,426	-	89,250	186,154
Other	81,585	12,198	16,772	12,204	12,055	95,618	230,432
Total	$499,874	$287,076	$97,748	$129,119	$71,988	$597,895	$1,683,700	(V)

(U) Includes other MSA and non-MSA regions.
(V) Represents a portion of total commercial real estate loans of $3.131 billion as of December 31, 2015.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

Asset Quality
Nonaccrual loans	$39,711	$44,935	$31,987	$29,252	$31,422	$39,711	$31,422
Accruing loans 90 or more days past due	614	261	153	2,968	2,193	614	2,193
Total nonperforming loans	40,325	45,196	32,140	32,220	33,615	40,325	33,615
Repossessed assets	171	161	173	146	67	171	67
Other real estate	2,963	3,271	2,806	3,010	3,237	2,963	3,237
Total nonperforming assets	$43,459	$48,628	$35,119	$35,376	$36,919	$43,459	$36,919

Nonperforming assets:
Commercial and industrial	$22,275	$26,200	$20,295	$16,830	$21,418	$22,275	$21,418
Construction, land development and other land loans	134	475	813	3,023	1,893	134	1,893
1-4 family residential (including home equity)	4,692	4,766	5,124	5,087	5,232	4,692	5,232
Commercial real estate (including multi-family residential)	15,836	16,485	7,939	9,736	6,695	15,836	6,695
Agriculture (including farmland)	208	376	605	281	473	208	473
Consumer and other	314	326	343	419	1,208	314	1,208
Total	$43,459	$48,628	$35,119	$35,376	$36,919	$43,459	$36,919

Number of loans/properties	147	159	161	166	169	147	169

Allowance for credit losses at end of period	$81,384	$81,003	$80,972	$80,963	$80,762	$81,384	$80,762

Net charge-offs:
Commercial and industrial	$(528)	$4,426	$(28)	$504	$318	4,374	$352
Construction, land development and other land loans	(109)	173	(2)	145	(1)	207	69
1-4 family residential (including home equity)	1	110	12	86	420	209	1,027
Commercial real estate (including multi-family residential)	194	53	114	33	1,732	394	1,791
Agriculture (including farmland)	(77)	(40)	(65)	(78)	(13)	(260)	(990)
Consumer and other	638	557	460	359	745	2,014	2,546
Total	$119	$5,279	$491	$1,049	$3,201	$6,938	$4,795

Asset Quality Ratios
Nonperforming assets to average earning assets	0.23%	0.26%	0.19%	0.19%	0.20%	0.23%	0.21%
Nonperforming assets to loans and other real estate	0.46%	0.53%	0.39%	0.39%	0.40%	0.46%	0.40%
Net charge-offs to average loans (annualized)	0.01%	0.23%	0.02%	0.05%	0.14%	0.08%	0.05%
Allowance for credit losses to total loans	0.86%	0.88%	0.89%	0.88%	0.87%	0.86%	0.87%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.01%	1.06%	1.09%	1.12%	1.14%	1.01%	1.14%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (each excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below and on page 12 of this Earnings Release relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended					Year-to-Date
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014

Return on average tangible common equity:
Net income	$70,475	$70,598	$71,932	$73,641	$78,228	$286,646	$297,441
Average shareholders' equity	$3,451,279	$3,397,956	$3,341,325	$3,280,583	$3,226,953	$3,368,788	$3,080,324
Less: Average goodwill and other intangible assets	(1,932,357)	(1,934,864)	(1,937,200)	(1,931,961)	(1,926,811)	(1,934,099)	(1,853,350)
Average tangible shareholders’ equity	$1,518,922	$1,463,092	$1,404,125	$1,348,622	$1,300,142	$1,434,689	$1,226,974
Return on average tangible common equity:	18.56%	19.30%	20.49%	21.84%	23.87%	19.98%	24.24%

Tangible book value per share:
Shareholders’ equity	$3,462,910	$3,411,239	$3,357,285	$3,301,861	$3,244,826	$3,462,910	$3,244,826
Less: Goodwill and other intangible assets	(1,918,244)	(1,933,667)	(1,936,023)	(1,938,413)	(1,933,138)	(1,918,244)	(1,933,138)
Tangible shareholders’ equity	$1,544,666	$1,477,572	$1,421,262	$1,363,448	$1,311,688	$1,544,666	$1,311,688

Period end shares outstanding	70,022	70,040	70,040	70,024	69,780	70,022	69,780
Tangible book value per share:	$22.06	$21.10	$20.29	$19.47	$18.80	$22.06	$18.80

Period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,544,666	$1,477,572	$1,421,262	$1,363,448	$1,311,688	$1,544,666	$1,311,688

Total assets	$22,037,216	$21,567,236	$21,686,287	$21,606,859	$21,507,733	$22,037,216	$21,507,733
Less: Goodwill and other intangible assets	(1,918,244)	(1,933,667)	(1,936,023)	(1,938,413)	(1,933,138)	(1,918,244)	(1,933,138)
Tangible assets	$20,118,972	$19,633,569	$19,750,264	$19,668,446	$19,574,595	$20,118,972	$19,574,595

Period end tangible equity to period end tangible assets ratio:	7.68%	7.53%	7.20%	6.93%	6.70%	7.68%	6.70%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$81,384	$81,003	$80,972	$80,963	$80,762	$81,384	$80,762

Total loans	$9,438,589	$9,204,988	$9,114,335	$9,166,005	$9,244,183	$9,438,589	$9,244,183
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$1,415,593	$1,541,369	$1,705,552	$1,910,646	$2,154,148	$1,415,593	$2,154,148
Total loans less acquired loans	$8,022,996	$7,663,619	$7,408,783	$7,255,359	$7,090,035	$8,022,996	$7,090,035
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.01%	1.06%	1.09%	1.12%	1.14%	1.01%	1.14%